PART IV
ITEM 15 Exhibits and Financial Statement Schedules

EXHIBIT 21    Subsidiaries of the Registrant

Listed below are subsidiaries of Cigna Corporation as of December 31, 2012 with their jurisdictions of organization shown in parentheses. Those subsidiaries not listed would not, in the aggregate, constitute a "significant subsidiary" of Cigna Corporation, as that term is defined in Rule 1-02(w) of Regulation S-X.

Cigna Holdings, Inc. (Delaware)

I. Connecticut General Corporation (Connecticut)
A.	Benefits Management Corp. (Montana)
	i.	Allegiance Life & Health Insurance Company, Inc. (Montana)
	ii.	Allegiance Re, Inc. (Montana)
B.	Cigna Arbor Life Insurance Company (Connecticut)
C.	Cigna Behavioral Health, Inc. (Minnesota)
	i.	Cigna Behavioral Health of California, Inc. (California)
	ii.	Cigna Behavioral Health of Texas, Inc. (Texas)
	iii.	MCC Independent Practice Association of New York, Inc. (New York)
D.	Cigna Dental Health, Inc. (Florida)
	i.	Cigna Dental Health of California, Inc. (California)
	ii.	Cigna Dental Health of Colorado, Inc. (Colorado)
	iii.	Cigna Dental Health of Delaware, Inc. (Delaware)
	iv.	Cigna Dental Health of Florida, Inc. (Florida)
	v.	Cigna Dental Health of Illinois, Inc. (Illinois)
	vi.	Cigna Dental Health of Kansas, Inc. (Kansas)
	vii.	Cigna Dental Health of Kentucky, Inc. (Kentucky)
	viii.	Cigna Dental Health of Maryland, Inc. (Maryland)
	ix.	Cigna Dental Health of Missouri, Inc. (Missouri)
	x.	Cigna Dental Health of New Jersey, Inc. (New Jersey)
	xi.	Cigna Dental Health of North Carolina, Inc. (North Carolina)
	xii.	Cigna Dental Health of Ohio, Inc. (Ohio)
	xiii.	Cigna Dental Health of Pennsylvania, Inc. (Pennsylvania)
	xiv.	Cigna Dental Health of Texas, Inc. (Texas)
	xv.	Cigna Dental Health of Virginia, Inc. (Virginia)
	xvi.	Cigna Dental Health Plan of Arizona, Inc. (Arizona)
E.	Cigna Health Corporation (Delaware)
	i.	Healthsource, Inc. (New Hampshire)
		a.	Cigna Healthcare of Arizona, Inc. (Arizona)
		b.	Cigna Healthcare of California, Inc. (California)
		c.	Cigna Healthcare of Colorado, Inc. (Colorado)
		d.	Cigna Healthcare of Connecticut, Inc. (Connecticut)
		e.	Cigna Healthcare of Florida, Inc. (Florida)
		f.	Cigna Healthcare of Georgia, Inc. (Georgia)
		g.	Cigna Healthcare of Illinois, Inc. (Illinois)
		h.	Cigna Healthcare of Indiana, Inc. (Indiana)
		i.	Cigna Healthcare of Maine, Inc. (Maine)
		j.	Cigna Healthcare of Massachusetts, Inc. (Massachusetts)
		k.	Cigna Healthcare Mid-Atlantic, Inc. (Maryland)
		l.	Cigna Healthcare of New Hampshire, Inc. (New Hampshire)
		m.	Cigna Healthcare of New Jersey, Inc. (New Jersey)
		n.	Cigna Healthcare of New York, Inc. (New York)
		o.	Cigna Healthcare of North Carolina, Inc. (North Carolina)
		p.	Cigna Healthcare of Pennsylvania, Inc. (Pennsylvania)
		q.	Cigna Healthcare of South Carolina, Inc. (South Carolina)
		r.	Cigna Healthcare of St. Louis, Inc. (Missouri)
		s.	Cigna Healthcare of Tennessee, Inc. (Tennessee)
		t.	Cigna Healthcare of Texas, Inc. (Texas)
		u.	Cigna Healthcare of Utah, Inc. (Utah)

CIGNA CORPORATION - 2012 Form 10-K    E-5

PART IV
ITEM 15 Exhibits and Financial Statement Schedules

		v.	Cigna Insurance Services Company (South Carolina)
		w.	Temple Insurance Company Limited (Bermuda)
F.	Cigna Healthcare Holdings, Inc. (Colorado)
	i.	Great-West Healthcare – Illinois (Illinois)
G.	Cigna Health Management, Inc. (Delaware)
H.	Cigna Life Insurance Company of Canada (Canada)
I.	Cigna Life Insurance Company of New York (New York)
J.	Connecticut General Life Insurance Company (Connecticut)
	i.	Cigna Health and Life Insurance Company (Connecticut)
		a.	Cigna Corporate Services, LLC (Delaware)
		b.	Loyal American Life Insurance Company (Ohio)
			i.	American Retirement Life Insurance Company (Ohio)
		c.	Ceres Sales of Ohio, LLC (Ohio)
		d.	Central Reserve Life Insurance Company (Ohio)
			i.	Provident American Life and Health Insurance Company (Ohio)
			ii.	United Benefit Life Insurance Company (Ohio)
	ii.	Tel Drug of Pennsylvania, LLC (Pennsylvania)
K.	HealthSpring, Inc. (Delaware)
	i.	NewQuest, LLC (Texas)
		a.	Bravo Health, LLC (Delaware)
			i.	Bravo Health of Pennsylvania, Inc. (Pennsylvania)
			ii.	Bravo Health Mid-Atlantic, Inc. (Maryland)
		b.	HealthSpring Management, Inc. (Tennessee)
			i.	HealthSpring of Tennessee, Inc. (Tennessee)
		c.	HealthSpring of Alabama, Inc. (Alabama)
		d.	HealthSpring of Florida, Inc. (Florida)
		e.	HealthSpring Life & Health Insurance Company, Inc. (Texas)
		f.	HealthSpring Management of America, LLC (Delaware)
		g.	HealthSpring USA, LLC (Tennessee)
		h.	NewQuest Management of Alabama, LLC (Alabama)
		i.	NewQuest Management of Florida, LLC (Florida)
	ii.	HouQuest, LLC (Delaware)
		a.	GulfQuest, LP (Texas)
L.	Life Insurance Company of North America (Pennsylvania)
	i.	Cigna & CMC Life Insurance Company Limited (China)
	ii.	LINA Life Insurance Company of Korea (Korea)
M.	Tel Drug, Inc. (South Dakota)
N.	Vielife Holdings Limited (United Kingdom)
	i.	Vielife Limited (United Kingdom)
II. Cigna Investment Group, Inc. (Delaware)
A.	Cigna Investments, Inc. (Delaware)
	i.	Cigna Benefits Financing, Inc. (Delaware)
III. Cigna Global Holdings, Inc. (Delaware)
A.	Cigna International Corporation, Inc. (Delaware)
B.	Cigna Global Reinsurance Company, Ltd. (Bermuda)
	i.	Cigna Holdings Overseas, Inc. (Delaware)
		a.	Cigna Apac Holdings Limited (New Zealand)
			i.	Cigna Hong Kong Holdings Company Limited (Hong Kong)
				a.	Cigna Data Services (Shanghai) Company Limited (China)
				b.	Cigna HLA Technology Services Company Limited (Hong Kong)
				c.	Cigna Worldwide General Insurance Company Limited (Hong Kong)
				d.	Cigna Worldwide Life Insurance Company Limited (Hong Kong)
			ii.	Cigna Life Insurance New Zealand Limited (New Zealand)
			iii.	Cigna Taiwan Life Assurance Company Limited (Taiwan)
		b.	Cigna Europe Insurance Company S.A.-N.V. (Belgium)
		c.	Cigna European Services (UK) Limited (United Kingdom)
		d.	Cigna Global Insurance Company Limited (Guernsey, C.I.)
		e.	Cigna Hayat Sigorta A.S. (Turkey)
		f.	Cigna Health Solutions India Pvt. Ltd. (India)
		g.	Cigna International Services Australia Pty. Ltd. (Australia)
		h.	Cigna Life Insurance Company of Europe S.A.- N.V. (Belgium)
		i.	Cigna Nederland Alpha Cooperatief U.A. (Netherlands)
			i.	Cigna Nederland Beta N.V. (Netherlands)

E-6    CIGNA CORPORATION - 2012 Form 10-K

PART IV
ITEM 15 Exhibits and Financial Statement Schedules

			a.	Cigna Nederland Gamma N.V. (Netherlands)
				i.	Finans Emeklilik ve Hayat A.S. (Turkey)
	j.	FirstAssist Group Holdings Limited (United Kingdom)
		i.	FirstAssist Group Limited (United Kingdom)
			a.	FirstAssist Legal Protection Limited (United Kingdom)
		ii.	FirstAssist Insurance Services Limited (United Kingdom)
	k.	RHP ThailandLimited (Thailand)
		i.	Cigna Brokerage Services (Thailand) Limited (Thailand)
		ii.	Cigna Non-Life Insurance Brokerage (Thailand)
		iii.	KDM Thailand Limited (Thailand)
			a.	Cigna Insurance Public Company Limited (Thailand)
	l.	Vanbreda International N.V. (Belgium)
		i.	Vanbreda International SDN.BHD (Malaysia)
		ii.	Vanbreda International LLC (Flordia)
ii.	Cigna Worldwide Insurance Company (Delaware)
	a.	PT. Asuransi Cigna (Indonesia)

CIGNA CORPORATION - 2012 Form 10-K    E-7